Exhibit 1.1

SEARS CREDIT ACCOUNT MASTER TRUST II
Master Trust Certificates

Underwriting Agreement

February 14, 2002

Banc of America Securities LLC
100 North Tyron Street
Charlotte, North Carolina 28255

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

As Representatives of the several Underwriters

Ladies and Gentlemen:

SRFG, Inc. (the "Company"), as originator of Sears Credit Account Master Trust II (the "Trust") and holder of the Seller Certificate, proposes, subject to the terms and conditions stated herein, to cause to be issued and sold from time to time certain of the Master Trust Certificates registered under the registration statement referred to in Section 2(a) (the "Securities"). The Company intends to enter into one or more Pricing Agreements (each a "Pricing Agreement") in the form attached hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule 1 to the applicable Pricing Agreement (such firms constituting the "Underwriters" with respect to such Pricing Agreement and the securities specified therein) the Securities specified in such Pricing Agreement (with respect to such Pricing Agreement, the "Designated Securities"). The Designated Securities will be issued by the Trust pursuant to a Pooling and Servicing Agreement, dated as of July 31, 1994, as amended (the "Pooling and Servicing Agreement"), as supplemented by a Series Supplement (the "Series Supplement") relating to the specific series of Certificates issued thereunder, by and among the Company as Seller, Sears, Roebuck and Co. ("Sears") as Servicer and The Bank of New York (as successor thereunder to Bank One, National Association, formerly known as The First National Bank of Chicago) as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement or the Series Supplement, as the case may be.

1. Particular sales of Designated Securities may be made from time to time to the Underwriters, for whom you will act as representatives. This Underwriting Agreement shall not be construed as an obligation of the Company to sell or cause to be sold any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of the Company to cause to be issued and sold any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the initial principal amount of such Designated Securities, the public offering price of such Designated Securities or the method by which the price at which such Securities will be sold will be determined, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also describe, in a manner consistent with the Pooling and Servicing Agreement, the Series Supplement relating to the Designated Securities, and the registration statement and prospectus with respect thereto, the principal terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

2. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to you, excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus included therein, to you for each of the other Underwriters have been declared effective by the Commission in such form (any preliminary prospectus included in such registration statement being hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part became effective, being hereinafter collectively called the "Registration Statement"; the prospectus relating to the Securities, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to include the documents, if any, incorporated by reference therein pursuant to the applicable form under the Securities Act of 1933, as amended (the "Act"), as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and so incorporated by reference; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Designated Securities in the form in which it is first filed with the Commission pursuant to Rule 424(b) of Regulation C under the Act, including any documents incorporated by reference therein as of the date of such filing);

(b) Except for statements in such documents which do not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 of Regulation C under the Act and after substituting therefor any statements modifying or superseding such excluded statements (i) the documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, when they became effective or were so filed, as the case may be, contained, in the case of documents which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) any further documents so filed and incorporated by reference when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain, in the case of documents which become effective under the Act, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of documents which are filed under the Exchange Act with the Commission, an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through you expressly for use therein;

(c) Except for statements in documents incorporated therein by reference which do not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 of Regulation C under the Act and after substituting therefor any statements modifying or superseding such excluded statements, the Registration Statement and the Prospectus conformed, and any amendments or supplements thereto will, when they become effective or are filed with the Commission, as the case may be, conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and did not, and will not, as of the applicable effective date as to the Registration Statement and as of the applicable filing date as to the Prospectus, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through you expressly for use in the Prospectus as amended or supplemented relating to such Securities.

(d) Upon payment therefor as provided herein and in the Pricing Agreement relating to Designated Securities, such Designated Securities will have been duly and validly authorized and (assuming their due authentication by the Trustee) will have been duly and validly issued, and will be entitled to the benefits of the Pooling and Servicing Agreement and the Series Supplement.

(e) The issue and sale of the Designated Securities pursuant to any Pricing Agreement and the compliance by the Company with all of the provisions of the Designated Securities, the Pooling and Servicing Agreement, the Series Supplement, the First Amended and Restated Purchase Agreement dated as of July 31, 1994, as amended (the "Purchase Agreement"), by and between the Company and Sears, the First Amended and Restated Contribution Agreement dated as of July 31, 1994 (the "Contribution Agreement"), by and between the Company and Sears, the Receivables Warehouse Agreement dated as of December 21, 1995 (the "Receivables Warehouse Agreement"), by and between the Company and Sears, this Agreement, the Assignment of Additional Funds, dated as of January 30, 1998, between the Company and the Trustee (the "Assignment of Additional Funds") and such Pricing Agreement will not (i) conflict with or result in any breach which would constitute a material default under, or, except as contemplated by the Pooling and Servicing Agreement or the Series Supplement, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company material to the Company, pursuant to the terms of, any indenture, loan agreement or other agreement or instrument for borrowed money to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company may be bound or to which any of the property or assets of the Company, material to the Company, is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or By-Laws of the Company or, (iii) to the best of the Company's knowledge, result in any material violation of any statute or any order, rule or regulation applicable to the Company of any court or any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company.

(f) No consent, approval, authorization or other order of, or filing with, any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over the Company is required for the issue and sale of the Securities except as may be required under the Act, the Exchange Act, and securities laws of the various states and other jurisdictions which are applicable to the issue and sale of the Designated Securities and except for the filing of any financing or continuation statement required to perfect or continue the Trust's and the Company's respective interests in the Receivables.

(g) The compliance by Sears with all of the provisions of the Pooling and Servicing Agreement, the Series Supplement, the Assignment of Accounts and Sale of Receivables Agreement, dated as of September 15, 1994, as amended (the "Bank Assignment Agreement") between Sears National Bank (the "Bank") and Sears, the Purchase Agreement, the Contribution Agreement, the Receivables Warehouse Agreement and this Agreement will not (i) conflict with or result in any breach which would constitute a material default under, or, except as contemplated by the Pooling and Servicing Agreement, the Series Supplement, the Bank Assignment Agreement, the Purchase Agreement and the Contribution Agreement, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Sears or any subsidiary thereof, material to Sears and its subsidiaries (whether or not consolidated) considered as a whole, pursuant to the terms of, any indenture, loan agreement or other agreement or instrument for borrowed money to which Sears and the Company, Sears Roebuck Acceptance Corp., Sears DC Corp. or Sears National Bank (collectively, the "Designated Subsidiaries") is a party or by which Sears or any Designated Subsidiary may be bound or to which any of the property or assets of Sears or any Designated Subsidiary, material to Sears and its subsidiaries (whether or not consolidated) considered as a whole, is subject, (ii) result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or the By-Laws of Sears or, (iii) to the best of the Company's knowledge, result in any material violation of any statute or any order, rule or regulation applicable to Sears of any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over Sears;

(h) The Principal Receivables conveyed by the Company to the Trust under the Pooling and Servicing Agreement shall have an aggregate outstanding balance determined as of the time of delivery set forth in the Pricing Agreement of not less than the Minimum Principal Receivables Balance set forth in the Pricing Agreement; and

(i) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Trust is not required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act").

3. Subject to the terms and conditions herein set forth, the Company agrees to cause to be issued and sold to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price and subject to the terms specified in any Pricing Agreement applicable to any Designated Securities, the principal amount of Designated Securities set forth in such Pricing Agreement.

4. (a) Upon the execution of the Pricing Agreement applicable to any Designated Securities and the authorization by you of the release of the Designated Securities, the several Underwriters propose to offer the Designated Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

(b) Each Underwriter represents and agrees that it will not offer or sell or deliver any of the Securities in any jurisdiction except under circumstances that will result in compliance with the applicable laws thereof.

(c) Each Underwriter represents and agrees that it will not, at any time that such Underwriter is acting as an "underwriter" (as defined in Section 2(11) of the Act) with respect to any Designated Securities, transfer, deposit or otherwise convey any such Designated Securities into a trust or other type of special purpose vehicle (the "SPV") that issues securities or other instruments backed in whole or in part by, or that represents interests in, such Designated Securities if such Designated Securities together with any other securities issued by Sears or its affiliates (including any trust created by Sears or its affiliates) represent more than 10% of the assets of the SPV, without the prior written consent of the Company.

5. Unless otherwise specified in the Pricing Agreement, Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto shall be delivered by or on behalf of the Company to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price thereof by wire transfer to such account as the Company may designate of federal or other immediately available funds. The place, time and date of such delivery shall be set forth in the Pricing Agreement or at such other place, time and date as you and the Company may agree upon in writing, such time and date being herein called the "Time of Delivery." Unless otherwise specified in the Pricing Agreement, the Securities shall be represented by definitive certificates registered in the name of Cede & Co., as nominee for The Depository Trust Company. Such definitive certificates will be made available for inspection at least twenty-four hours prior to the Time of Delivery at the office of The Bank of New York, 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602.

6. The Company agrees with each of the Underwriters of Designated Securities:

(a) Immediately following the execution of each Pricing Agreement, the Company will prepare a Prospectus Supplement setting forth the amount of Securities covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which such Securities are to be purchased by the Underwriters from the Company, either the initial public offering price or the method by which the price at which such Securities are to be sold will be determined, the selling concessions and allowances, if any, and such other information as the Company deems appropriate in connection with the offering of such Securities, and after the date of the Pricing Agreement relating to such Securities and prior to the Time of Delivery for such Securities the Company will not make any further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented without first having furnished you with a copy of the proposed form thereof and given you a reasonable opportunity to review the same; to advise you promptly of any such amendment or supplement after such Time of Delivery and to furnish you with copies thereof for so long as the delivery of a prospectus is required in connection with the offering or sale of such Securities; and during such same period to advise you, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, or any amended Registration Statement has become effective or any supplement to the Prospectus or any amended Prospectus has been filed, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus, or the suspension of the qualification of such Securities for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities, provided, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) To furnish the Underwriters with copies of the Prospectus, as amended or supplemented, in such quantities as you may from time to time reasonably request and if, at any time, the delivery of a prospectus is required by law in connection with the offering or sale of such Securities and if, at such time, any event shall have occurred as a result thereof, the Prospectus, as amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance and in case any Underwriter is required to deliver a prospectus in connection with sales of any Securities at any time nine months or more after the effective date of the Registration Statement, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To cause the Trust to make generally available to holders of the Securities, in accordance with Rule 158 under the Act or otherwise, as soon as practicable, but in any event not later than forty-five days after the end of the fourth full fiscal quarter (90 days in the case of the last fiscal quarter in any fiscal year) following the fiscal quarter ending after the effective date of the Registration Statement, an earning statement of the Trust (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least twelve consecutive months beginning after the effective date of such Registration Statement;

(e) To pay or cause to be paid all expenses incident to the performance of its obligations hereunder, including the cost of all qualifications of the Securities under state securities laws (including reasonable fees of counsel to the Underwriters in connection with such qualifications and in connection with legal investment surveys) and the cost of printing this Agreement and any blue sky and legal investment memoranda.

The Company and Sears agree with each of the Underwriters during the period beginning from the date of the Pricing Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Designated Securities, of which termination you agree to give the Company prompt notice confirmed in writing, and (ii) the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company or any other subsidiary of Sears, or any other trust for which the Company or any other subsidiary of Sears is depositor, which represent participation interests in receivables arising under open end credit plans offered by Sears, without your prior written consent, which consent shall not be unreasonably withheld.

7. The obligations of the several Underwriters hereunder and under the Pricing Agreement relating to Designated Securities shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery for such Designated Securities, true and correct, and to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) All corporate proceedings and related matters in connection with the organization of the Company, the validity of the Bank Assignment Agreement, the Purchase Agreement, the Contribution Agreement, the Receivables Warehouse Agreement, the Assignment of Additional Funds, the Pooling and Servicing Agreement and the Series Supplement and the registration, authorization, issue, sale and delivery of the Designated Securities shall have been satisfactory to counsel to the Underwriters, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this subdivision (b);

(c) Counsel to the Company shall have furnished to you such counsel's written opinion, dated the Time of Delivery, in form and substance satisfactory to you in your reasonable judgment, to the effect that:

(i) The Company and Sears have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective states of incorporation;

(ii) This Agreement and the Pricing Agreement have been duly authorized, executed and delivered on the part of the Company and Sears;

(iii) The issue and sale of the Designated Securities and the compliance by the Company with all of the provisions of the Designated Securities, this Agreement, the Pricing Agreement, the Purchase Agreement, the Contribution Agreement, the Receivables Warehouse Agreement, the Assignment of Additional Funds, the Pooling and Servicing Agreement and the Series Supplement will not (a) conflict with or result in any breach which would constitute a material default under, or, except as contemplated by the Pooling and Servicing Agreement or the Series Supplement, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company, material to the Company, pursuant to the terms of, any indenture, loan agreement or other agreement or instrument for borrowed money known to such counsel to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company, material to the Company, is subject, (b) result in any violation of the provisions of the Certificate of Incorporation, as amended, or the By-Laws of the Company, or (c) to the best knowledge of such counsel, result in any material violation of any statute or any order, rule or regulation applicable to the Company of any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over the Company, other than the Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act and the rules and regulations under each such act and other than the securities laws of the various states or other jurisdictions which are applicable to the issue and sale of the Securities and other than state laws pertaining to the perfection of security interests;

(iv) To the best knowledge of such counsel, no consent, approval, authorization or other order of, or filing with, any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over Sears or the Company is required for the consummation by Sears and the Company, as applicable, of the transactions contemplated by the Bank Assignment Agreement, the Purchase Agreement, the Contribution Agreement, the Assignment of Additional Funds and the Receivables Warehouse Agreement or for the issue and sale of the Securities except as may be required under the Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act and securities laws of the various states or other jurisdictions which are applicable to the issue and sale of the Securities and except for the filing of any financing or continuation statement required to perfect the respective interests of the Trust, the Company and Sears in the Receivables;

(v) The compliance by Sears with all of the provisions of this Agreement, the Bank Assignment Agreement, the Purchase Agreement, the Contribution Agreement, the Receivables Warehouse Agreement, the Pooling and Servicing Agreement and the Series Supplement will not (a) conflict with or result in any breach which would constitute a material default under, or, except as contemplated by the Bank Assignment Agreement, the Pooling and Servicing Agreement, the Series Supplement, the Purchase Agreement, the Contribution Agreement or the Receivables Warehouse Agreement result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Sears or any subsidiary thereof, material to Sears and its subsidiaries (whether or not consolidated) considered as a whole, pursuant to the terms of, any indenture, loan agreement or other agreement or instrument for borrowed money known to such counsel to which Sears or any Designated Subsidiary is a party or by which Sears or any Designated Subsidiary may be bound or to which any of the property or assets of Sears or any Designated Subsidiary, material to Sears and its subsidiaries (whether or not consolidated) considered as a whole, is subject, (b) result in any violation of the provisions of the Restated Certificate of Incorporation or the By-Laws of Sears, or (c) to the best knowledge of such counsel, result in any material violation of any statute or any order, rule or regulation applicable to Sears of any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over Sears, other than the Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act and the rules and regulations under each such act and other than the securities laws of the various states or other jurisdictions which are applicable to the issue and sale of the Securities and other than state laws pertaining to the perfection of security interests;

(vi) Each of the Pooling and Servicing Agreement, the Series Supplement, the Purchase Agreement, the Contribution Agreement and the Receivables Warehouse Agreement has been duly authorized, executed and delivered on the part of the Company and Sears and, as to each of the Company and Sears, is a valid and binding instrument enforceable in accordance with its terms except as the foregoing may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought; the Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act; the Trust is not required to be registered under the Investment Company Act; and the Securities have been duly authorized and (assuming their due authentication by the Trustee) have been duly executed, issued and delivered and constitute valid and binding obligations of the Trust in accordance with their terms, entitled to the benefits of the Pooling and Servicing Agreement and the Series Supplement, except as the foregoing may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought;

(vii) The Bank Assignment Agreement has been duly authorized, executed and delivered by Sears and, as to Sears, is a valid and binding instrument enforceable in accordance with its terms, except as the foregoing may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought;

(viii) The Assignment of Additional Funds has been duly authorized, executed and delivered by the Company and, as to the Company, is a valid and binding instrument enforceable in accordance with its terms, except as the foregoing may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought;

(ix) Such counsel does not know of any pending legal or governmental proceedings required to be described in the Prospectus which are not described as required;

(x) The documents incorporated by reference in the Prospectus as amended or supplemented (other than financial, statistical and accounting data therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

(xi) The Registration Statement and the Prospectus as amended or supplemented (excluding the documents incorporated by reference therein) (other than financial, statistical and accounting data therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and

(xii) Such counsel does not know of any contract or other document to which the Company or Sears is a party required to be filed as an exhibit to the Registration Statement or required to be incorporated in the Prospectus as amended or supplemented or required to be described in the Prospectus as amended or supplemented which has not been so filed or described.

In rendering such opinion, such counsel may rely to the extent such counsel deems appropriate upon certificates of officers or other executives of the Company or Sears, its business groups and its subsidiaries and of public officials as to factual matters and upon opinions of other counsel. Such counsel shall also state that: (a) nothing has come to such counsel's attention which has caused such counsel to believe that any of the documents referred to in subdivision (ix) above (other than financial, statistical and accounting data therein, as to which such counsel need express no belief), in each case after excluding any statement in any such document which does not constitute part of the Registration Statement or the Prospectus as amended or supplemented pursuant to Rule 412 of Regulation C under the Act and after substituting therefor any statement modifying or superseding such excluded statement, when they became effective or were filed, as the case may be, contained, in the case of documents which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (b) nothing has come to such counsel's attention which has caused such counsel to believe that the Registration Statement or the Prospectus as amended or supplemented (other than financial, statistical and accounting data therein, as to which such counsel need express no belief) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) Counsel to the Bank shall have furnished to you such counsel's written opinion, dated the Time of Delivery, in form and substance satisfactory to you in your reasonable judgment, to the effect that:

(i) The Bank has been duly incorporated and is validly existing as a national banking association in good standing under the laws of the United States of America;

(ii) The compliance by the Bank with all of the provisions of the Bank Assignment Agreement will not (a) conflict with or result in any breach which would constitute a material default, or except for that created by the Bank Assignment Agreement, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Bank, material to the Bank, pursuant to the terms of, any indenture, loan agreement or other agreement or instrument for borrowed money known to such counsel to which the Bank is a party, or by which the Bank may be bound, or to which any of the property or assets of the Bank, material to the Bank, is subject, (b) result in any violation of the provisions of the Articles of Association or the By-Laws of the Bank, or (c) to the best knowledge of such counsel, result in any material violation of any statute or any order, rule or regulation applicable to the Bank of any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over the Bank;

(iii) To the best knowledge of such counsel, no consent, approval, authorization or other order of, or filing with, any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over the Bank, which has not already been made or obtained, is required for the consummation of the transactions contemplated by the Bank Assignment Agreement, except for the filing of any financing or continuation statement required to perfect the interest of Sears in the Receivables; and

(iv) The Bank Assignment Agreement has been duly authorized, executed and delivered on the part of the Bank and, as to the Bank, is a valid and binding instrument enforceable in accordance with its terms, except as the foregoing may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally, general principles of equity (whether considered in a proceeding at law or in equity), or the discretion of the court before which any proceeding therefor may be brought.

In rendering such opinion, such counsel may rely to the extent such counsel deems appropriate upon certificates of officers or other executives of the Company or Sears, its business groups and its subsidiaries and of public officials as to factual matters and upon opinions of other counsel.

(e) At the Time of Delivery for such Designated Securities, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to you as to such matters as you may reasonably request;

(f) (i) Sears and its subsidiaries (whether or not consolidated) considered as a whole, shall not have sustained, since the date of the latest audited financial statement previously delivered to you, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) since the date of the Pricing Agreement there shall not have been any material change in the capital stock accounts or long-term debt of Sears or any material adverse change in the general affairs, financial position, shareholders' equity or results of operations of Sears and its subsidiaries (whether or not consolidated) considered as a whole, the effect of which in any such case described in clause (i) or (ii), in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

(g) Subsequent to the date of the Pricing Agreement relating to such Designated Securities, no downgrading shall have occurred in the rating accorded to Sears senior debt securities by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Services ("Standard & Poor's"); provided, however, that this subdivision (g) shall not apply to any such rating agencies which shall have notified you of the rating of the Designated Securities prior to the execution of the Pricing Agreement;

(h) Subsequent to the date of the Pricing Agreement relating to such Designated Securities neither (i) the United States shall have become engaged in the outbreak or escalation of hostilities involving the United States or there has been a declaration by the United States of a national emergency or a declaration of war, (ii) a banking moratorium shall have been declared by either Federal or New York State authorities, nor (iii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established by such Exchange, any of which events, in your judgment, renders it inadvisable to proceed with the public offering or the delivery of the Designated Securities;

(i) At or prior to the Time of Delivery, the Certificates shall be assigned the ratings by Moody's and Standard & Poor's set forth in the Pricing Agreement;

(j) The Company shall have furnished or caused to be furnished to you at the Time of Delivery for the Designated Securities certificates satisfactory to you as to the accuracy at and as of such Time of Delivery of the representations, warranties and agreements of the Company herein and as to the performance by the Company of all its obligations hereunder to be performed at or prior to such Time of Delivery and the Company shall have also furnished you similar certificates satisfactory to you as to the matters set forth in subdivision (a) of this Section 7; and

(k) Counsel to the Company shall have furnished to the Underwriters a letter stating that the Underwriters may rely on the opinions of such counsel to the Company as delivered to Moody's and Standard & Poor's in connection with the rating of the Securities.

8. (a) The Company and Sears will jointly and severally indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, any prospectus relating to the Securities or the Prospectus as amended or supplemented, or any amendment or supplement thereto furnished by the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement or the Prospectus as amended or supplemented, or any amendment or supplement thereto) necessary to make the statements therein not misleading or (in the case of any Preliminary Prospectus) necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that neither the Company nor Sears shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Prospectus as amended or supplemented or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities through you expressly for use in the Prospectus as amended or supplemented relating to such Securities; and provided, further, that neither the Company nor Sears shall be liable to any Underwriter or any person controlling such Underwriter under the indemnity agreement in this subdivision (a) with respect to the Preliminary Prospectus or the Prospectus or the Prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such Underwriter or controlling person results solely from the fact that such Underwriter sold Designated Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) if the Company has previously furnished copies thereof to such Underwriter.

(b) Each Underwriter will indemnify and hold harmless the Company and Sears against any losses, claims, damages or liabilities to which the Company or Sears may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, or the Prospectus as amended or supplemented, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement or the Prospectus or the Prospectus as amended or supplemented, or any amendment or supplement thereto) necessary to make the statements therein not misleading or (in the case of any Preliminary Prospectus) necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus, or the Prospectus as amended or supplemented, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

(c) Within a reasonable period after receipt by an indemnified party under subdivision (a) or (b) above of notice of the commencement of any action with respect to which indemnification is sought under such subdivision or contribution may be sought under subdivision (d) below, such indemnified party shall notify the indemnifying party in writing of the commencement thereof. In case any such action shall be brought against any indemnified party, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

(d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subdivision (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or actions in respect thereof) relates and also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of such securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Prospectus as amended or supplemented. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of the Company on the one hand or the Underwriters, directly or through you, on the other hand. With respect to any Underwriter, such relative fault shall also be determined by reference to the extent (if any) to which such losses, claims, damages or liabilities (or actions in respect thereof) with respect to any Preliminary Prospectus result from the fact that such Underwriter sold Designated Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) if the Company has previously furnished copies thereof to such Underwriter. The Company, Sears and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subdivision (d) were determined by per capita allocation among the indemnifying parties (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subdivision (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subdivision (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subdivision (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subdivision (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company and Sears under this Section 8 shall be in addition to any liability which the Company and Sears may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase hereunder and under the Pricing Agreement relating to such Designated Securities, you may in your discretion arrange for yourselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties to purchase such Designated Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Designated Securities, or the Company notifies you that it has so arranged for the purchase of such Designated Securities, you or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Designated Securities.

(b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subdivision (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of the Designated Securities which such Underwriter agreed to purchase hereunder and under such Pricing Agreement) of the Designated Securities of such defaulting

Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subdivision (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in subdivision (b) above, or if the Company shall not exercise the right described in subdivision (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6(e) hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company, Sears and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

Anything herein to the contrary notwithstanding, the indemnity agreement of the Company and Sears in subdivisions (a) and (e) of Section 8 hereof, the representations and warranties in subdivisions (b) and (c) of Section 2 hereof and any representation or warranty as to the accuracy of the Registration Statement or the Prospectus as amended or supplemented contained in any certificate furnished by the Company pursuant to subdivision (i) of Section 7 hereof, insofar as they may constitute a basis for indemnification for liabilities (other than payment by the Company and Sears of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Act, shall not extend to the extent of any interest therein of an Underwriter or a controlling person of an Underwriter if a director, officer or controlling person of the Company when the Registration Statement becomes effective or a person who, with his consent, is named in the Registration Statement as being about to become a director of the Company, is a controlling person of such Underwriter, except in each case to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Act. Unless in the opinion of counsel for the Company and Sears the matter has been settled by controlling precedent, the Company and Sears will, if a claim for such indemnification is asserted, submit to a court of appropriate jurisdiction the question whether such interest is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

11. If any Pricing Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Section 6(e) and Section 8 hereof; but, if for any other reason any Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company and Sears will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but neither the Company nor Sears shall then be under any further liability to any Underwriter with respect to such Designated Securities except as provided in Section 6(e) and Section 8 hereof.

12. In all dealings hereunder, you shall act on behalf of each of the underwriters of Designated Securities, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing or by telegram or facsimile transmission if promptly confirmed in writing and if to the Underwriters shall be sufficient in all respects, if delivered or sent by registered mail to the representatives of the Underwriters named in the Pricing Agreement at the address named therein; and if to the Company or Sears shall be sufficient in all respects if delivered or sent by registered mail to the Company at 3711 Kennett Pike, Greenville, Delaware 19807, Attention: President.

13. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, Sears, the Company and, to the extent provided in Section 8 and Section 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14. Time shall be of the essence of this Agreement and each Pricing Agreement.

15. This Agreement and each Pricing Agreement shall be construed in accordance with the laws of the State of New York. In the event of any conflict between this Agreement and the Pricing Agreement, the Pricing Agreement shall govern.

16. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return ten counterparts hereof and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours,

SRFG, INC.

By: /s/ George F. Slook
Name: George F. Slook
Title: President and Chief Executive Officer

SEARS, ROEBUCK AND CO.

By: /s/ Larry R. Raymond
Name: Larry R. Raymond
Title: Vice President and Treasurer

Accepted as of the date hereof:

BANC OF AMERICA SECURITIES LLC

By: /s/ Luis O. Araneda
Name: Luis O. Araneda
Title: Managing Director
Authorized Signatory

J.P. MORGAN SECURITIES INC.

By: /s/ Giuseppe Pagano
Name: Giuseppe Pagano
Title: Vice President
Authorized Signatory

As Representatives of the several Underwriters

SEARS CREDIT ACCOUNT MASTER TRUST II
MASTER TRUST CERTIFICATES
PRICING AGREEMENT

Dated: _____________, 20__

To:	SRFG, Inc., as Seller under the Pooling and Servicing Agreement dated as of July 31, 1994, as amended.

Re:	Underwriting Agreement dated _____________, 20__

Title:	Sears Credit Account Master Trust II, $______________ _______ Class ____, Master Trust Certificates, Series ____.

Initial Principal Amount of Certificates: $_______________ [State by Class if more than one Class]

Class A Expected Final Payment Date: __________________

Series and Class Designation Schedule: [insert relevant description of Series and Classes of Certificates]

Certificate Rating: [" " by Moody's Investors Service, Inc.] [" " by Standard and Poor's Ratings Services] [State by Class if more than one Class]

Minimum Principal Receivables Balance after giving effect to the issuance of Series 20__-_:

$______________________

Date of Series Supplement: ____________, 20__.

Certificate Rate: [One-month LIBOR plus] ____% per annum. [State by Class if more than one Class]

Terms of Sale: The purchase price for the Designated Securities to the Underwriter[s] will be ____% of the aggregate principal amount of the Certificates as of __________, 20__, plus accrued interest at the Certificate Rate from the Time of Delivery.

Initial Public Offering Price: The initial public offering price for the Designated Securities will be ___% of the aggregate principal amount of the Certificates as of ___________, 20__, plus accrued interest at the Certificate Rate from _______________, 20__ [State by Class if more than one Class.]

Closing Location: Sears, Roebuck and Co., 3333 Beverly Road, Hoffman Estates, IL 60179

Time of Delivery: __:__ A.M., New York Time, on ___________, 20__, or at such other time as may be agreed upon in writing.

Address of Representatives of the Underwriters for notices:

Additional Agreements

(a) Notwithstanding anything in the Agreement to the contrary, the Underwriters named in Schedule 1 agree that the Company and Sears may enter into that certain Pricing Agreement of even date herewith (the "Class B Pricing Agreement") pursuant to the Underwriting Agreement dated __________, 20__ among the Company, Sears and the Class B Underwriter (as defined herein) (the "Class B Underwriting Agreement"), with respect to the purchase and sale of the Class B Master Trust Certificates, Series 20__-_ (the "Class B Certificates") and may consummate the transactions contemplated thereby. It is a condition to the effectiveness of the Pricing Agreement and the Agreement that the Class B Underwriting Agreement and the Class B Pricing Agreement be duly executed and delivered by the parties thereto.

(b) Notwithstanding anything in the Agreement or in this Pricing Agreement to the contrary, the Agreement and this Pricing Agreement constitute the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the Class A Certificates. This Pricing Agreement may be amended only by written agreement of the parties hereto.

(c) If the underwriter under the Class B Pricing Agreement (the "Class B Underwriter") shall default in its obligations to purchase the Class B Certificates and the Class B Pricing Agreement terminates in accordance with its terms, the Underwriters named in Schedule 1 shall have the right to purchase the Class B Certificates on the same terms that the Class B Underwriter was entitled to purchase such Class B Certificates prior to the expiration of the Class B Pricing Agreement and in the same proportions that the Underwriters named in Schedule 1 have agreed to purchase the Class A Certificates hereunder; provided, however, the Company shall have the right to postpone the Time of Delivery for the Class A Certificates and the Class B Certificates for a period of not more than seven days, to affect whatever changes may thereby be made necessary in the Registration Statement or Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which may thereby be necessary.

(d) If (i) the Class B Underwriter shall default in its obligations to purchase the Class B Certificates, (ii) the Class B Pricing Agreement terminates in accordance with its terms and (iii) the Underwriters named in Schedule 1 do not agree to purchase the Class B Certificates on the terms and in the proportions described in paragraph (e) above, the Company shall have the right to postpone the Time of Delivery for the Class A Certificates for a period of not more than ten days, in order to procure another party or other parties to purchase such Class B Certificates and to effect whatever changes may thereby be made necessary in the Registration Statement or Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements which may thereby be necessary.

(e) The purchase and sale of the Class A Certificates hereunder shall occur concurrently with and, subject to paragraph (c) above, shall be conditioned upon, the purchase and sale of the Class B Certificates. Notwithstanding anything in the Agreement to the contrary, unless the Underwriters named in Schedule 1 purchase the Class B Certificates as described in paragraph (c) above, if the Class B Pricing Agreement terminates because of the default of the Class B Underwriter, the Company shall not be under any liability to any Underwriter with respect to the Class A Certificates covered hereby except as provided in Section 6(e) and Section 8 of the Agreement.

The Underwriters [named in Schedule 1 hereto agree, severally and not jointly], subject to the terms and provisions of the Agreement, which is incorporated by reference herein and made a part hereof, to purchase the principal amount of Designated Securities [set forth opposite their names in Schedule 1].

Very truly yours,

[UNDERWRITERS]

By:

By: ________________________________
On behalf of each of the Underwriters

Accepted:

SRFG, INC.

By: __________________________

SCHEDULE 1

Underwriter		Principal to be Purchased
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$

Total	$